Exhibit 4.6

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (DTC) TO ITS NOMINEE OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

REGISTERED NO. 333-172562	STATED PRINCIPAL AMOUNT $[ ] CUSIP: [ ]

CITIGROUP INC.

MEDIUM-TERM SENIOR NOTE, SERIES H

[TITLE OF SECURITIES]

CITIGROUP INC., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the “Company”), for value received, hereby promises to pay and/or deliver to CEDE & CO. or registered assigns (a) on the Maturity Date specified in the pricing supplement attached hereto and delivered herewith (together with the related prospectus supplement(s) and base prospectus, the “Related Prospectus”) (or on such earlier date or dates as may be provided in the Related Prospectus), the amount in cash and/or the number of securities, as applicable, due with respect to the stated principal amount then outstanding, as provided in the Related Prospectus, in the currency specified in the Related Prospectus, and (b) if applicable, on each Interest Payment Date (or any other date specified in the Related Prospectus), the amount of interest or any other amount due on the stated principal amount then outstanding, as described in the Related Prospectus.

The cash amounts payable hereon are payable by the Company in the currency specified in the Related Prospectus. If other than U.S. dollars, the Company will arrange for payments in respect hereof to be made as described in the Related Prospectus.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF AND IN THE RELATED PROSPECTUS. THE PROVISIONS SET FORTH ON THE REVERSE HEREOF AND IN THE RELATED PROSPECTUS ARE INCORPORATED HEREIN AND SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS NOTE.

This Note shall not become valid or obligatory for any purpose unless and until this Note has been authenticated by Citibank, N.A., or its successor, as authentication agent.

IN WITNESS WHEREOF, the Company has caused this Note to be executed under its corporate seal.

Dated: [  ]

CITIGROUP INC.

By
Authorized Officer

[Seal]

Attest
Assistant Secretary

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CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein issued under the Indenture described herein.

Dated: [ ]

CITIBANK, N.A., as authentication agent

By
Authorized Signatory

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(REVERSE OF SECURITY)

CITIGROUP INC.

MEDIUM-TERM SENIOR NOTE, SERIES H

General

This Note is one of a series of duly authorized debt securities of the Company (the “Debt Securities”) issued or to be issued in one or more series under an indenture, dated as of March 15, 1987, as such indenture may be amended from time to time (the “Indenture”), between the Company (as successor to Primerica Corporation) and The Bank of New York Mellon, formerly known as The Bank of New York (the “Trustee,” which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered.

The Notes are in registered form without coupons. The authorized denominations of the Notes are as specified in the Related Prospectus.

Each Note will be issued initially as a book-entry Note, and will not be exchangeable for certificated Notes, except as otherwise provided in the Indenture or specified in the Related Prospectus.

If this Note is an amortizing Note, as indicated in the Related Prospectus, a portion or all the stated principal amount of the Note is payable prior to the Maturity Date in accordance with a schedule, by application of a formula, or by reference to a measure specified in the Related Prospectus.

If the Holder of this Note may receive securities or other non-cash payment at maturity of this Note (or earlier if and to the extent so provided in the Related Prospectus), such payment will be calculated and paid in accordance with the terms and conditions specified in the Related Prospectus.

All other terms and conditions of this Note, including, but not limited to, the applicability of any survivor’s option, optional interest rate reset, renewable maturity, extension of the Maturity Date or optional redemption, repayment or repurchase, will be as described in the Related Prospectus.

Other Terms

As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate stated principal amount of registered Notes of different authorized denominations, as requested by the Person surrendering the same.

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As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, the City and State of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the registrar and the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new registered Notes of this series, of authorized denominations and for the same aggregate stated principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, except as described in the Indenture, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer or exchange, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the Holder hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

If an Event of Default with respect to the Debt Securities of this series shall have occurred and be continuing, the amount described in the Related Prospectus may be declared due and payable in the manner and with the effect provided in the Indenture.

In case this Note shall become mutilated or be destroyed, lost or stolen, then upon the conditions set forth below the Company in its discretion may execute, and thereupon the Trustee shall authenticate and deliver, a new Note of the same series of like tenor and stated principal amount, in exchange and substitution for and upon cancellation of the mutilated Note or in lieu of and substitution for the Note so destroyed, lost or stolen; provided, however, that if this Note shall have become payable upon the maturity hereof, the Company may, instead of issuing a substitute Note, pay this Note without requiring the surrender hereof. The applicant for any substitute Note or for payment of such mutilated, destroyed, lost or stolen Note shall furnish to the Company and to the Trustee evidence satisfactory to them, in their discretion, of the ownership of and the destruction, loss or theft of such Note and shall furnish to the Company and to the Trustee indemnity satisfactory to them, in their discretion, and, if required, shall reimburse the Company and the Trustee for all expenses (including counsel fees and any tax or other governmental charge that may be imposed in relation thereto) in connection with the preparation, issue and authentication of such substitute Note or the payment of such mutilated, destroyed, lost or stolen Note, and shall comply with such other reasonable regulations as the Company and the Trustee, or either of them, may prescribe.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate stated principal amount of Debt Securities at the time outstanding that are affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate stated principal amount of the Debt Securities of any series at the time outstanding, on behalf of the Holders of all the Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of this Debt Security and of any Debt Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon the Debt Security.

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Holders of Debt Securities may not enforce their rights pursuant to the Indenture or this Note except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay and/or deliver the amount(s) due on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

This Note shall be deemed to be a contract made and to be performed solely in the State of New York and for all purposes be governed by, and construed in accordance with, the laws of said State without regard to the conflicts of law rules of said State.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture, and all terms used in this Note that are defined in the Related Prospectus shall have the meanings assigned to them in the Related Prospectus. In the event of any inconsistency between the definitions in the Indenture and the definitions in the Related Prospectus, the Related Prospectus shall govern.

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -as tenants in common	UNIF GIFT MIN ACT	_______________Custodian_______________
TEN ENT -as tenants by the entireties		(Cust) (Minor)
JT ENT -as joint tenants with right of survivorship and not as tenants in common		Under Uniform Gifts to Minors Act ______________________________________ (State)

Additional abbreviations may also be used though not in the above list

____________________________________________

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Company to repay $__________ principal amount of the within Note, pursuant to its terms, on the “Optional Repayment Date” first occurring after the date of receipt of the within Note as specified below, together with interest thereon accrued to the date or repayment, to the undersigned at:

_________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________

(Please Print or Type Name and Address of the Undersigned)

and to issue to the undersigned, pursuant to the terms of the Indenture, a new Note or Notes representing the remaining stated principal amount of this Note.

For this Option to Elect Repayment to be effective, this Note with the Option to Elect Repayment duly completed must be received by the Company within the relevant time period set forth above at its office or agency in the Borough of Manhattan, the City and State of New York, located initially at the office of the Trustee at 101 Barclay Street, 7W, New York, NY 10286.

Dated: ______________________________________________

Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

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FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert Social Security or Other
Identifying Number of Assignee

__________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________

Please Print or Type Name and Address Including Zip Code of Assignee

__________________________________________________________________________________________________________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing

___________________________________________________________________________________________________________________attorney to transfer such Note on the books of Citigroup Inc. with full power of substitution in the premises.

Dated: ____________________________________ _______________________________________________________________________

Signature

_______________________________________________________________________

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the Note in every particular, without alteration or enlargement or any change whatsoever.

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